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                                                                         Ex-99.1

May 5, 2003

FOR IMMEDIATE RELEASE

Pliant Corporation to Hold Conference Call
First Quarter 2003 Financial Results

SCHAUMBURG, IL -- Pliant Corporation announced today that Brian Johnson, Executive Vice President and Chief Financial Officer, will host a conference call to discuss the Company's First Quarter 2003 operating results and to answer questions about the business. The call will take place at 10:00 a.m. Eastern Daylight Savings Time on Thursday, May 8, 2003. This is a change from the previously announced date of Thursday, May 15, 2003.

Participants in the United States can access the conference call by calling 888-455-9649, using the access code Pliant, or internationally by calling 773-756-4818 and using the same access code (Pliant). Participants are encouraged to dial-in at least ten minutes prior to the start of the teleconference.

Following the call's completion, the replay will be available through 5:00 p.m. Eastern Daylight Savings Time on Friday, May 16, 2003. Telephone numbers to access the replay are as follows: United States 800-677-5886, International 402-998-1184. No access code required for the replay.

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. The Company operates 26 manufacturing and research and development facilities around the world, and employs approximately 3,250 people.

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CONTACTS:

John C. McCurdy
Director of Corporate Communications
Voice: 330.896.6732
Fax: 330.896.6733
E-mail: john.mccurdy@pliantcorp.com

Brian Johnson
EVP and Chief Financial Officer
E-mail: brian.johnson@pliantcorp.com
Voice: 847.969.3319

Company Web Site: www.pliantcorp.com